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                                                                    EXHIBIT 99.1

FOR RELEASE:                                     FOR FURTHER INFORMATION:
8:00 A.M. (EDT) NOVEMBER 29, 1999                PEGGY BUNKER (414) 615-2800
                                                 RICHARD WEENING (414) 615-2800

                         CUMULUS WINS CONNOISSEUR GROUP
                35 STATIONS IN 9 MIDWEST MARKETS FOR $242 MILLION

          MILWAUKEE, WI NOVEMBER 29, 1999 - Cumulus Media Inc. (NASDAQ:CMLS) today announced that it has signed a definitive agreement to acquire 35 radio stations in 9 Midwestern media markets for $242 million in cash from Connoisseur Communications. The transaction is Cumulus' largest to date. Pending regulatory approval, Cumulus will now own 299 stations in 58 media markets. The acquisition agreement was inked late last night culminating several weeks of discussions between Cumulus and Connoisseur's principals, Founder/CEO Jeffrey D. Warshaw, ABRY Broadcast Partners III, L.P., and Tinicum, Inc.

     The acquisitions, which include multiple-station clusters in Illinois, Indiana, Iowa, Michigan, Ohio, and Western Pennsylvania, increase the Company's presence in the Midwest Region to 23 media markets for a total of 58 media markets nationwide. "We are very pleased to have won this important deal for a fine company which is one of the last privately-owned radio groups focusing on mid-size markets," said Richard Weening, Cumulus Executive Chairman. "It affords us the opportunity to increase the size of our company adding some fine markets at an attractive price which adds significantly to current shareholder value."

     "We could not have asked for a better strategic fit with our group," said Lew Dickey, Cumulus Vice Chairman. "Not only are these excellent markets and stations in their own right, we think there is considerable upside for growing local, regional and national ad revenue."

     Connoisseur CEO Warshaw said, "We have been so fortunate to have had the greatest people and greatest partners in our company. Cumulus is getting the best of the best."




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     Upon the receipt of government approvals, including clearance under the
Hart Scott Rodino Act, the parties intend to enter into a management agreement for Cumulus to operate the stations pending approval of the transaction by the Federal Communications Commission.

     The markets and stations to be acquired are as follows:

     YOUNGSTOWN-WARREN, OHIO (Market Rank # 97 of 276) - WHOT-FM, WYFM-FM, WPIC-AM, and WSOM-AM. Also, in adjacent Western Pennsylvania, WWIZ-FM and WLLF-AM.

     FLINT, MICHIGAN (Market Rank # 119) - WDZZ-FM, WRSR-FM, WWCK-FM, and
     WFDF-AM.

     CANTON, OHIO (Market Rank # 123) - WQXK-FM and WRQK-FM.

     SAGINAW-BAY CITY-MIDLAND, MICHIGAN (Market Rank # 125) - WTLZ-FM.

     QUAD CITIES, ILLINOIS-IOWA (Market Rank # 133) - KBOB-FM, KORB-FM, KQLI-FM, WXLP-FM, and KJOC-AM.

     ROCKFORD, ILLINOIS (Market Rank # 148) - WLUV-FM (which is pending acquisition by Connoisseur), WXXQ-FM, WZOK-FM, and WROK-AM.

     EVANSVILLE, INDIANA (Market Rank # 152) - WGBF-FM, WTRI-FM, and WYNG-FM, and WGBF-AM.

     MUSKEGON, MICHIGAN (Market Rank # 217) - WMRR-FM, WMUS-FM, WSHZ-FM, WMHG-AM, and WMUS-AM.

     WATERLOO-CEDAR FALLS, IOWA (Market Rank # 233) - KCRR-FM, KKCV-FM, KOEL-FM, and KOEL-AM.




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     In addition to the 35 stations being acquired, Cumulus also assumes an existing management agreement for WDKS-FM and WGAB-AM in the Evansville market and an option to acquire WFGR-FM in the Grand Rapids, Michigan market.

     Cumulus Media is the parent company of Cumulus Broadcasting, Inc., which along with its other subsidiaries, owns and operates radio station clusters in mid-size markets. Assuming the completion of all pending acquisitions, Cumulus Media will own and operate 299 radio stations in 58 U.S. media markets. The Company commenced operations May 22, 1997.

     This news announcement contains certain forward-looking statements that are based on current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Key risks are described in the Company's reports filed with the U.S. Securities and Exchange Commission. Accordingly, the Company's actual performance may vary from that stated or implied herein.

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